UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware Delaware Delaware Mississippi Mississippi (State or Other Jurisdiction of Incorporation or Organization)	20-5319263 20-5654040 20-0109621 38-3680199 01-0586282 (I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Signature

Item 8.01	Other Events
     On April 2, 2008, Tropicana Entertainment, LLC (“Tropicana Entertainment”), Tahoe Horizon, LLC (“Tahoe Horizon”), Columbia Properties Tahoe, LLC (“CP Tahoe”) and certain of their affiliates (the “Unrestricted Affiliates;” and together with Tropicana Entertainment, Tahoe Horizon and CP Tahoe, the “Tropicana Parties”) entered into a Stipulation for Entry of Judgment (the “Settlement Stipulation”) with Park Cattle Co. (“Park Cattle”) pursuant to which the parties agreed to settle their ongoing litigation that had been pending in a Nevada state court with respect to the ground lease for Tropicana Entertainment’s Lake Tahoe Horizon Casino and Resort (the “Horizon Resort”) in South Lake Tahoe, Nevada. None of the Unrestricted Affiliates is part of the “restricted group” of entities subject to the restrictive covenants contained in the (i) Indenture, dated as of December 28, 2006 (as amended), entered into by and among Tropicana Entertainment, Tropicana Finance Corporation and U.S. Bank National Association and (ii) Credit Agreement, dated as of January 3, 2007 (as amended, the “Senior Credit Facility”), entered into by and among Tropicana Entertainment, Tropicana Entertainment Intermediate Holdings LLC, CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC, JMBS Casino LLC, the Lenders (as defined therein) and Credit Suisse, as administrative agent and collateral agent for the Lenders. Park Cattle, the lessor under the Horizon Resort ground lease, is also the lessor under a ground lease for Tropicana Entertainment’s MontBleu Casino in South Lake Tahoe, Nevada, which had also been the subject of dispute between the Tropicana Parties and Park Cattle and is dealt with as well in the Settlement Stipulation.
     Under the terms of the Settlement Stipulation, the Unrestricted Affiliates agreed to make cash payments totaling $165 million (the “Settlement Payments”) to Park Cattle over the next three years, the first of which was made on April 2, 2008 in the amount of $40 million. The Unrestricted Affiliates are solely responsible for making such cash payments under the Settlement Stipulation, which means that none of Tropicana Entertainment, Tahoe Horizon or CP Tahoe has any direct financial obligation for the Settlement Payments unless certain defaults occur under the Settlement Stipulation prior to the payment in full of the Settlement Payments, as further described below.
     Pursuant to the terms of the Settlement Stipulation, the Tropicana Parties agreed to dismiss their claims against Park Cattle. In turn, Park Cattle agreed to dismiss its claims against the Tropicana Parties, provided that the Unrestricted Affiliates make timely settlement payments in accordance with the terms of the Settlement Stipulation and the Tropicana Parties comply with certain ongoing covenants specified in the Settlement Stipulation. Such covenants include, among other things, complying with certain protections for the benefit of Park Cattle in any future bankruptcy cases of any of the Tropicana Parties, providing Park Cattle with quarterly and annual financial statements, and maintaining permits, licenses and other authorizations applicable to the Horizon Resort and the MontBleu Casino. If the Tropicana Parties fail to comply with the terms of the Settlement Stipulation prior to the payment in full of the Settlement Payments, Park Cattle generally has the right to seek certain remedies, including having a liquidated judgment in the amount of $290 million (as reduced by any Settlement Payments previously made to Park Cattle that are not determined to be preferences if a bankruptcy case of the payor was filed) (the “Liquidated Amount”) entered against the Tropicana Parties in the Nevada state court. In the event of the commencement of bankruptcy cases by or against any of Tropicana Parties, Park Cattle is entitled to file contingent proofs of claim in the Liquidated Amount, which become fixed claims in the amount of $150 million or $175 million upon the occurrence of certain events of default under the Settlement Stipulation, and in the Liquidated Amount upon the occurrence of certain other events of default under the Settlement Stipulation
     In addition, the Settlement Stipulation requires the Tropicana Parties to seek the consent of the Lenders under the Senior Credit Facility to certain amendments to the ground leases for the Horizon Resort and MontBleu Casino. The proposed Horizon Resort lease amendment provides, among other things, that the ground lease will terminate on March 31, 2011. In the event that the Tropicana Parties are unable to secure the consent of the Lenders to the Tahoe Horizon lease amendments by April 2, 2011, then Park Cattle has the right to file certain stipulated lease termination judgments with the Nevada state court that have the effect of terminating the Tahoe Horizon lease. Under the Settlement Stipulation, Park Cattle also has an option to operate the Horizon Resort (using Horizon’s gaming and other furniture, fixtures and equipment) for two years beginning April 1, 2011.
     The proposed MontBleu Casino lease amendment provides, among other things, that Park Cattle may terminate the ground lease effective January 1, 2018 (which is 10 years prior to the current termination date of the lease) by paying Tahoe Horizon $15 million. Under the proposed terms of the amendment, if CP Tahoe assigns the MontBleu lease to a third party under certain circumstances, it would be obligated to pay Park Cattle a fee equal to $15 million (the “Additional Assignment Fee”) plus the assignment fee already contemplated by the lease. In addition, under the proposed lease amendment, Park Cattle would enjoy a right of first refusal with respect to the sale of the MontBleu and would receive a credit against the purchase price in the amount of $15 million plus the assignment fee already contemplated by the lease (the “Purchase Credit”) in connection with the exercise of such right of first refusal under certain circumstances. In the event that the Tropicana Parties are unable to secure the consent of the Lenders to the MontBleu Casino lease amendment by November 30, 2008 (which deadline may be extended to May 31, 2009 upon the payment of $1 million to Park Cattle by CP Tahoe), then CP Tahoe will

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be obligated to pay Park Cattle $15 million. However, in the event that CP Tahoe makes this $15 million payment, Park Cattle will not be entitled to the Additional Assignment Fee or the Purchase Credit mentioned previously.
     Additional information regarding the history of the Tropicana Parties’ dispute with Park Cattle may be found in the registrants’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 6, 2007 under the caption “Part II. Other Information — Item 1A. Risk Factors — Alleged defaults under our leases with Park Cattle could have a material adverse effect on us” and the registrants’ Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on October 18, 2007 under the captions “Risk Factors — Risks Related to Our Business, the Aztar Acquisition and the Gaming Industry — Alleged defaults under our leases with Park Cattle could have a material adverse effect on us” and “Business — Legal Proceedings — Litigation matters relating to our leases for the Tahoe Horizon.”
     The information in this Current Report on Form 8-K is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

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Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: April 8, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

Tropicana Finance Corp., registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

CP Laughlin Realty, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

JMBS Casino LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

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